UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2012

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

Commission File Nos. 1-8899, 333-148108 and 333-175171	59-0940416
(IRS Employer Identification Number)

2400 West Central Road, Hoffman Estates, Illinois	60192
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 765-1100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 4, 2012, the Company issued a press release announcing its intention to offer additional 9.00% senior secured first lien notes due 2019 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be of the same series as the Company’s outstanding $500 million aggregate principal amount of 9.00% Senior Secured First Lien Notes due 2019. The terms of the notes, other than their issue date and issue price, will be identical to the previously issued notes. A copy of the press release announcing this intent is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The notes have not been registered and will not be registered under the Securities Act and may not be offered or sold within the United States or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain non-U.S. persons outside the United States in reliance on Regulation S.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Claire’s Stores, Inc. Press Release dated September 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.

Date: September 4, 2012	By:	/s/ J. Per Brodin
		Name:	J. Per Brodin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Claire’s Stores, Inc. Press Release dated September 4, 2012

4